UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 18, 2011
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Camana Bay, P.O. Box 31110, Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

DME Advisors, LP (“DME Advisors”), is the exclusive investment advisor to Greenlight Capital Re, Ltd., and its wholly owned reinsurance subsidiaries (collectively, the “Companies”) under an agreement amended and restated, effective August 31, 2010, wherein the Companies and DME Advisors have agreed to create a joint venture for the purposes of managing certain jointly held assets (the "Advisory Agreement").   DME Advisors is controlled by David Einhorn, the Chairman of Greenlight Capital Re, Ltd’s Board of Directors and the President of Greenlight Capital, Inc.  On January 18, 2011, Mr. Einhorn, in his capacity as President of Greenlight Capital, Inc. spoke at a private investor conference and provided certain information relating to the client accounts managed by Greenlight Capital, Inc. and its affiliates including DME Advisors.  To comply with Regulation FD, the following information is hereby provided:

As of January 18, 2011, the accounts managed by Greenlight Capital, Inc. hold the following positions, described by Mr. Einhorn as "key positions":  Arkema, CareFusion, CIT Group, Delta Lloyd, Ensco, gold, Pfizer and Vodafone Group.   As of December 31, 2010, DME Advisors managed approximately $1.07 billion of assets under the Advisory Agreement.

The information contained herein is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	January 18, 2011